UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 22, 2007
MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On October 22, 2007, MasTec, Inc. (“MasTec” or the “Company”) entered into a settlement agreement (the “Settlement Agreement”) to settle the Company’s previously disclosed wage and hour lawsuit regarding the Company’s install to the home employees who were employed by MasTec from October 2001 through September 28, 2007. The lawsuit which covers current and former employees from California, Florida, Georgia, Maryland, New Jersey, New Mexico, North Carolina, South Carolina, Texas and Virginia, is similar to numerous class action lawsuits filed against others nationwide.
In July 2005, former employees filed a Fair Labor Standards Act (“FLSA”) collective action against MasTec in the Federal District Court in Tampa, Florida, alleging failure to pay overtime wages as required under the FLSA as well as other state law claims dating back as far as October 2001.
While the Company denies the allegations underlying the lawsuit, it has agreed to enter into the Settlement Agreement in order to avoid significant legal fees, the uncertainty of a jury trial, and other expenses and management time that would have to be devoted to protracted litigation.
The Settlement Agreement, which is contingent upon court approval, provides for a gross settlement payment of no more than $12.6 million. This payment is “all inclusive,” including, but not limited to, unpaid overtime and other wages, any and all associated penalties, legal costs, and attorneys’ fees. The gross settlement amount assumes 100% opt-in by all potential class members. The minimum payments under the Settlement Agreement is approximately $3.8 million to the plaintiffs’ attorneys and $750,000 for the named plaintiffs who have already joined the lawsuit. While difficult to estimate, the Company expects actual payments to be less than the gross settlement amount. We cannot assure you that the Settlement Agreement will be approved by the Court or upheld if challenged on appeal.
As a result of this Settlement Agreement and the Company’s recently announced change in legal strategy, the Company expects to book significant additional charges and reserves for the most recent quarter ended September 30, 2007.
This report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations, of our business and industry, and the assumptions upon which these statements are based. Words such as “anticipates”, “expects”, “intends”, “will”, “could”, “would”, “should”, “may”, “plans”, “believes”, “seeks”, “estimates” and variations of these words and the negatives thereof and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Readers are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this report. We undertake no obligation to update or revise forward-looking statements.

ITEM 2.02. Results of Operations and Financial Condition.
On October 26, 2007, the Company issued a press release announcing the settlement of the litigation described in Item 1.01 above and that as a result of a recently announced change in litigation strategy it expects to incur significant additional charges and reserves for the most recent quarter ended September 30, 2007. The Company also stated that its previously provided earnings guidance for fiscal year 2007 excludes the impact of any legacy litigation.
A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K (the “Press Release”) and is incorporated in this Item 2.02 by reference. The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.
ITEM 7.01. Regulation FD Disclosure.
A copy of the Press Release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated in this Item 7.01 by reference. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits
        99.1 — Press Release dated October 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.
Date: October 26, 2007	By:	/s/ C. Robert Campbell
C. Robert Campbell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 26, 2007.

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